EXHIBIT 99.1

IMMEDIATE RELEASE

Electronic Clearing House (ECHO) Announces
Fiscal 2006 Financial and Business Outlook

Camarillo, Calif., January 18, 2006 - Electronic Clearing House, Inc. (NASDAQ: ECHO), a leading provider of electronic payment and transaction processing services, today announced its fiscal 2006 financial and business outlook.

Under the direction of its new President and Chief Operating Officer, Chuck Harris, ECHO’s management team has spent the last several months evaluating its business and identifying new business opportunities. As a result of this review, the Company has added, or plans to add, new personnel to help drive future growth and has developed a new go-to-market strategy to increase the effectiveness of its sales and marketing efforts. Highlights include:

•
A new Chief Information Officer, whose 15 years of enterprise software design, development and deployment experience will be leveraged to complete ECHO’s current IT initiatives and to help further improve the Company’s overall efficiency and flexibility. The new CIO, Bill Wied, was formerly the Director of Software Technology for TransCore LP/Roper Industries where he was responsible for developing next generation products and deploying and supporting several large-scale production installations.

•	Utilizing an industry-experienced consultant to help finalize and then launch the Company’s credit card clearing system to provide greater pricing flexibility in its credit card processing business.
•
Hiring a new Senior Vice President of Sales who will oversee ECHO’s sales activity on a Company-wide basis, allowing the Company to sell its products under one payment processing umbrella. ECHO is currently reviewing several highly qualified candidates and believes it will complete the hiring process in the next 90 days.

•	Hiring four to five new direct salespeople who will focus on ECHO’s historically strong card-not-present business, such as Internet sales, catalog sales, telephone sales and infomercials.
•
Building a robust third-party reseller network to bolster the Company’s card-present business. ECHO believes that banks, affiliations, independent sales organizations (ISOs) and other trusted sales channels have the best relationships with locally based merchants and can thus be more efficient and effective than a direct sales force in reaching these merchants. The Company plans to develop relationships with several non-traditional resellers as well, such as software companies and other business service providers, who can incorporate ECHO’s products with their own. ECHO has signed its first reseller contract and hopes to announce additional affiliations in the coming months.

“I am very excited about our new go-to-market strategy,” said Charles J. Harris, President and Chief Operating Officer of Electronic Clearing House, Inc. “We believe this model best leverages our strengths and current market opportunities and allows us to create a more effective and aggressive sales strategy.

“I joined ECHO because the Company is unique in our industry as one of the only payment processors that has both credit and check technology, providing a great foundation on which to build an even better and stronger organization.”

“Chuck has made a significant contribution in the short time he’s been with ECHO,” said Joel M. Barry, Chairman and Chief Executive Officer of Electronic Clearing House, Inc. “The entire team is energized by our new strategic business plan which should allow us to successfully capture new opportunities and help us solidify our existing relationships. We are looking forward to a great 2006.”

Fiscal 2006 Financial Outlook
The following statements are based on ECHO’s current expectations for the 2006 fiscal year ending September 30, 2006. These statements are forward-looking and actual results may differ materially as a result of factors referenced in the safe harbor section at the end of this press release.

For the 2006 fiscal year, ECHO is targeting total revenue growth in the 17% to 24% range, driven by 18% to 25% growth in its bankcard business and 15% to 22% growth in its check processing business. In fiscal 2005, total revenue was $55.6 million, bankcard revenue was $41.1 million and check related revenue was $14.5 million.

The Company noted that its card-not-present business historically carries higher margins, while its new third-party reseller strategy will likely result in lower margins.

Net income in fiscal 2006 is expected to be in the range of $1.5 million to $2.5 million. This estimate includes a forecasted equity-based stock compensation expense of approximately $900,000 as a result of the Company’s adoption of SFAS No. 123R effective October 1, 2005 and expected legal expense of approximately $1.0 million. Excluding these expenses, net income is expected to be in the range of $2.6 million to $3.6 million. Comparing the Company’s prior results, in fiscal 2005, net income was $1.0 million, or $0.15 per diluted share. Excluding legal expenses, fiscal 2005 net income would have been $1.8 million, or $0.26 per diluted share. The Company’s stock compensation expense was not material in fiscal 2005. Please see the information set forth below under the heading “Use of Non-GAAP Measures” regarding our use of net income and net income per share excluding the above-referenced items, which are not prepared in accordance with generally accepted accounting principles.

Conference Call
ECHO will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) today to discuss its 2006 financial and business outlook. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 240-4186. International callers should dial (303) 262-2131. There is no pass code required for this call. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO’s website at www.echo-inc.com.

About Electronic Clearing House, Inc. (ECHO)
ECHO (www.echo-inc.com) provides a complete solution for the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment and check collection.

Use of Non-GAAP Measures
The Company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include net income and net income per share before significant items that, in management’s opinion, are not reflective of the Company’s actual or projected operating performance. These significant items include required stock compensation expense as a result of implementing FAS 123R and legal expense related to the Company’s ongoing patent litigation. The Company uses this information to supplement its consolidated financial statements presented in accordance with GAAP. Management internally evaluates operating performance, in part, for historical and planning purposes by excluding these items. Management believes these non-GAAP measures provide investors a useful comparison of period-to-period trends in the Company’s core business. Management also uses these measures, and believes it is useful to investors, for evaluating growth relative to that of the Company’s publicly reporting competitors. You should not construe the presentation of non-GAAP measures as an indication that the Company’s future results will be unaffected by changes management considers to be outside the ordinary course of business or non-reflective of its actual or projected operating performance. Additionally, non-GAAP measures have limitations as an analytical tool, in particular because they do not take into account the effect of the excluded items, and you should not consider them in isolation or as a substitute for analyzing results reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements. The Company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases or the negatives of such terms. Examples of forward-looking statements included in this press release include statements relating to growth in total revenue, growth in ECHO’s bankcard and check services businesses, growth in net income, the hiring and retention of new key personnel and building a new, third- party reseller network. The Company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: unanticipated events causing litigation expenses to exceed estimates, additional time and resources required to comply with compliance efforts, fluctuations in demand for the Company’s products and services, the introduction of new products and services, the Company’s ability to maintain customer and strategic business relationships, technological advancements, the effect of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. These forward-looking statements represent estimates and assumptions only as of the date they are made. The Company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should, however, review the factors and risks described in reports and registration statements that the Company files from time to time with the SEC.

Contact:
Electronic Clearing House	Financial Relations Board
Donna Rehman, Corporate Secretary	Erin Cox
(800) 262-3246, ext. 8533	(310) 854-8319
E-MAIL: corp@echo-inc.com	E-MAIL: ecox@financialrelationsboard.com
www.echo-inc.com

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